UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2009

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1560 West 190th Street, Torrance, California		90501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 22, 2009, John Mullins, age 45, was appointed Vice President and Chief Operating Officer of Enova Systems, Inc. ("Enova").

Mr. Mullins has served as Enova’s VP of Technology from March 2009 to the present and served as Enova’s Director of Operations from December 2007 to March 2009. He has 20 years of operations related management experience, 11 based outside the United States. From September 2006 to October 2007, Mr. Mullins served as COO/VP Operations for American Racing, an automotive supply company. From September 2004 to July 2006, Mr. Mullins served as SBU global General Manager of Ingersoll-Rand's industrial tool and pump business based in Shanghai, China. Mr. Mullins pursued entrepreneurial opportunities from August 2002 to August 2004 and, prior to that, served as General Manager of TRW Automotive's North American aftermarket business from June 2000 to July 2002.

In connection with his appointment, Mr. Mullins is eligible to participate in the Executive Management bonus package. Mr. Mullins’ employment with Enova is at-will and may be terminated by Mr. Mullins or Enova at any time.

Item 7.01 Regulation FD Disclosure.

On October 23, 2009, Enova released a press release titled "Enova Confirms Delivery of 229 Systems in 3rd Quarter". This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

October 28, 2009	By:	/s/ Jarett Fenton

Name: Jarett Fenton
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Enova Confirms Delivery of 229 Systems in 3rd Quarter